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                                 MICROTEST, INC.
                                   EXHIBIT 99
                Private Securities Litigation Reform Act of 1995
         Safe Harbor Compliance Statement for Forward-Looking Statements

         In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements"(1) by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Microtest, Inc. (the "Company" or "Microtest") intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

         To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. Microtest provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

         Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following: (i) changes in our product and customer mix; (ii) introduction of new products by us or our competitors; (iii) pricing pressures and economic conditions in the United States, Europe, Latin America and the Asia Pacific; (iv) economic condition of the computer industry; (v) failure to continue to enhance our current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological advances, satisfy diverse and evolving customer requirements, or otherwise achieve market acceptance; (vi) loss of or reduction in purchases by certain of our distributors and VARs; (viii) any reduction in sales of the OMNIScanner, PentaScanner and Zerver products from which we derive substantially all of our revenue; (ix) our inability to accurately monitor end user demand for our products; (x) unanticipated product returns to the extent such returns exceed our reserves; (xi) the cost, quality and availability of third-party components used in our systems; (xii) the loss of any of our third-party suppliers; (xiii) any disruption or reduction in the future supply of key components currently obtained from limited sources; (xiv) defects in our products that could cause delays in product introductions and shipments, cause loss of or delays in market acceptance, result in increased costs, require design modifications or impair customer satisfaction; (xv) inventory writedowns, product returns or price protection credits that exceed our estimates; (xvi) our inability to expand our international operations in a timely and cost effective manner, as well as other risks in conducting business internationally, including potential effects of fluctuating currencies; (xvii) our ability to recruit, hire and retain the services of key engineering, sales and marketing, management and manufacturing personnel; and (xviii) failure to protect our proprietary information and technology.

         Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, Microtest undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

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(1) "Forward-looking statements" can be identified by use of words such as
"expect," "believe," "estimate," "project," "forecast," "anticipate," "plan," and similar expressions.


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